Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Kip Eardley, Chief Executive Officer, and Kip Eardley, Principal Financial Officer, of American Eagle, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2012 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 6, 2012

By:  /s/ Kip Eardley

        Kip Eardley

        Chief Executive Officer/Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to American Eagle, Inc. and will be retained by American Eagle, Inc. and furnished to the Securities Exchange Commission or its staff upon request.